Exhibit 10.4

Proxy Agreement

Among

Hangzhou Suyuan Agricultural Technology Co., Ltd.

Xinyang Wang

And

Hangzhou Nongyuan Network Technology Co., Ltd.

December 10, 2019

Proxy Agreement

This Proxy Agreement (“this Agreement”) is made and entered into this on December 10, 2019 in Hangzhou, People’s Republic of China (“PRC”) by and among:

Party A: Hangzhou Suyuan Agricultural Technology Co., Ltd. (the “Trustee”), a foreign-owned enterprise that is established and exists under the law of PRC, located Hangzhou City.

Party B: Xinyang Wang (the “Trustor”), citizen of People’s Republic of China, shareholder of Party C holding 100% shares, and;

Party C: Hangzhou Nongyuan Network Technology Co., Ltd., an LLC that is established and exists under the law of PRC, located in Hangzhou City.

In this Agreement, Trustor, Trustee and Party C is one party each, collectively “all parties”.

WHEREAS,

1. Trustor is citizen of People’s Republic of China, holding 100% shares of Party C at the time of signing this Agreement.

2. Party C is an LLC that is established and registered in Hangzhou, China. Party C agrees that Party B shall authorize Party A to execute shareholder voting right on behalf of Party B.

3. Trustee is a foreign-owned company that is established and registered in Hangzhou, China.

4. Trustee, Trustor and/or Party C have entered into Exclusive Management Consulting and Technology Agreement, Exclusive Call Opinion Agreement, and Equity Pledge Agreement, etc. In order to ensure that trustor can fulfill its obligations under this Agreement in time, Trustor agrees to authorize Trustee to execute Trustor’s shareholder voting rights to Party C on behalf of Trustor.

NOW THEREFORE, towards decision-making by consensus, all parties agree as follows:

1. Matter and Limits of Authorization

Trustor hereby irrevocably authorizes Trustee or its designated person (such as director or successor or liquidator of Trustee) to solely exercise shareholder voting right of Trustor to Party C under the law and Memorandum and Articles of Association of Party C as representative, including, without limitation:

a.	Convene, convoke and attend shareholders’ meeting of Party C as representative of Trustor;

b.	Submit proposal to Party C Board of shareholders as representative of Trustor;

c.	Vote on matters to be deliberated at the shareholders’ meeting of Party C (including, without limitation, elect or remove directors, supervisors, etc.);

d.	Sign on minutes of Party C shareholders’ meeting;

e.	Exercise other voting rights of shareholders under Memorandum and Articles of Association of Party C;

f.	Submit relevant documents to industrial and commercial registration offices and other government authorities concerned in order to performance or guarantee this contract as representative of Trustor (shareholder);

g.	Sign Share Transfer Agreement or other relevant documents, deal with official documents, registration, records or other procedures in order to enable share transfer under Exclusive Purchase Agreement take effect.

2. Term

Term of this Agreement is twenty(20) years, except for terminated in advance according to otherwise specified in this Agreement or other agreements among all parties herein.

Period of validity will automatically extend to the end of operation period of Trustee or Party C when the validity expires, except with written notice provided by Party A.

Trustee and Party C have no right to terminate this Agreement except otherwise specified by law or in this Agreement.

3. Power of Attorney

As requested by Trustor, Trustee has an obligation to issue power of attorney to person designated by Trustor from time to time, in order that the designated person can execute rights of Trustor under this Agreement on behalf of Trustor.

If Trustee revoke designation, Trustor should revoke power of attorney from the designated person, and issue power of attorney to the reassigned person.

4. Guarantee of Trustor

Trustor irrevocably acknowledges and accepts any legal consequence caused by Trustee’s (or its designated person’s) act of proxy and will bear the corresponding legal liabilities during the period of validity of this Agreement.

Trustor agrees that the shareholder voting right obtained by Trustee in accordance with this Agreement should not be interrupted or jeopardized by Trustor or other persons through legal procedures. Trustor guarantees to have made any proper arrangements and signed any necessary to ensure execution of this Agreement will not be adversely affected or hindered by Trustor’s successor, guardian, creditor, spouse or other third parties for Trustor’s death, loss of legal capacity, bankruptcy, divorce, or any other situations.

Trustor irrevocably and unconditionally accepts that if any litigation, indemnity, fees, expenditures, or liabilities occurs because of Trustor’s conducting or executing right herein authorized, Trustor will compensate Trustee (or its designated person) for any loss timely and comprehensively.

5. Default Liabilities

Trustor guarantees to obey and fulfill all obligations in this Agreement, if any default or breach of any of the terms and conditions occurs, Trustor shall compensate Trustee with any loss related.

6. Confidentiality

All parties agree and acknowledge that content in this Agreement, and any oral or written materials exchanged among all parties in preparation of this Agreement shall be deemed as confidential information. All confidential information thereof will be maintained confidential and will not be disclosed or reproduced in any manner whatsoever to any third parties without written consent of the other party, except: (a) any information disclosed or will be disclosed to the public (information not disclosed to the public by one part without authorization only); (b) any information should be disclosed in accordance with applicable laws and regulations, stock exchange rules, or order by government or court; or (c) any information that needed to be disclosed to shareholders, investors, legal or financial consultant regarding transaction in this Agreement, while shareholders, investors, legal or financial consultant should comply with confidentiality clauses as well. Each side should be liable for breaching the contract if staff of or agencies hired by this side breached the confidentiality clauses. This section will survive termination of this Agreement.

7. Governing Law and Dispute Resolving

1)	This Agreement shall be concluded, executed, interpreted, construed, conducted, amended, terminated according to the laws of People’s Republic of China. Disputes shall be resolved according to the laws of PRC.

2)	If any disputes caused by interpreting and conducting this Agreement arises, all parties of this Agreement shall settle the disputes through friendly negotiation in the first place. If the disputes remain unresolved 30 days after one party send written request to resolve the disputes to the other party, any party shall submit relevant disputes to China International Economic and Trade Arbitration Commission (the “Commission” or “CIETAC”). The disputes shall be resolved solely and exclusively by means of arbitration to be conducted in Hangzhou, in Chinese language. The decision of arbitration is final and has binding force on all parties.

3)	To the extent permitted by law, all parties agree and authorize that the said arbitration agency has the right to make adjudication to take shares or assets of Party C as compensation, to issue injunction(if needed for business operation or mandatory assets transfer), or to make adjudication to liquidate Party C.

4)	To the extent permitted by law, while the arbitration court is being built or in proper conditions, all parties agree and authorize that jurisdiction court has the right to enact provisional measures to support arbitration process.

5)	While any dispute caused by interpreting and conducting this Agreement is in process of arbitration, all parties of this Agreement shall continue to execute other rights and fulfill other obligations under this Agreement other than the issue in dispute.

8. Notification

1)	Any notice or correspondence under this Agreement shall be deemed served upon delivery by personal delivery, registered mail, pre-paid postage or business express or fax to the address hereunder. Each notice should be sent by email as well. The effective delivery date is defined as follows:

2)	If the notice is sent though personal delivery, express service or registered mail, pre-paid postage, the date of reception or rejection at the notice address will be deemed as Delivery Date.

3)	If the notice is sent by fax, the date of success delivery will be deemed as effective Delivery Date (proved by sending information automatically generated).

4)	Notice addresses of both parties are as follows:

Party A : Hangzhou Suyuan Agricultural Technology Co., Ltd.

Address: Room 1147, 11th floor, Gufeng building, no. 555, Dongguan road, Puyan street, Binjiang district, Hangzhou.

Consignee: Yan Sun

Phone: +86-0571-87555801

Fax: +86-0571-87555826

Party B: Xinyang Wang

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Phone:

Fax:

Party C: Hangzhou Wangbo Investment Management Co., Ltd

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Consignee: Yan Sun

Mobile:+86-0571-87555801

Fax: +86-0571-87555826

5)	Any party can send notice to the other parties to change the notice address according to this section.

9. Severability

If one or more provisions of this Agreement is adjudicated invalid, illegal or unenforceable by any law or regulation, the validity, legality and enforcement of other provisions of this Agreement will not be affected or damaged. All parties should negotiate friendly to substitute legal and valid provisions to the maximum expectation of both sides for invalid, illegal or unenforceable provisions. Economic effects produced by such valid provisions should be similar with that produced by those invalid, illegal or unenforceable provisions as much as possible.

10. Attachments

Any attachments listed in this Agreement shall be an integral part of this Agreement.

11. Legal Force

1)	Any amendments, supplements or change to this Agreement shall be in written form signed or stamped by all parties.

2)	This Agreement is made in quadruplicate with all parties herein holding one copy each. All copies have the same legal effect.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respected Officers, thereunto duly authorized as of the date first above written.

PARTY A: Hangzhou Suyuan Agricultural Technology Co., Ltd.

/s/ Corporate Chop

Signature:

By: /s/ Zhengyu Wang

Name: Zhengyu Wang

Designation: Executive Officer

Party B: Xinyang Wang

Signature:	/s/ Xinyang Wang

PARTY C: Hangzhou Nongyuan Network Technology Co., Ltd.

/s/ Corporate Chop

Signature:

By: /s/ Zhengyu Wang

Name: Zhengyu Wang

Designation: Executive Officer